Exhibit 10.6

(English Translation)

( Peninsula • City Garden Project ii )

Contract for Purchase and Sales of Video
Intercom Equipment

Purchaser (Party A): Shenzhen Nanhai Yitian House Developing Co., Ltd

Supplier (Party B): Shenzhen Skyrise Technology Co., Ltd

Shenzhen, China
April, 2008

Party A (Full Name): Shenzhen Nanhai Yitian House Developing Co., Ltd (Purchaser)

Party B(Full Name): Shenzhen Skyrise Technology Co., Ltd (Supplier)

Party A entrusted Party B to supply the video intercom equipment for Peninsula • City Garden Project ii through friendly consultation. In order to clarify responsibilities and to ensure the economic objectives will be achieved by both Parties, Party A and Party B have reached an agreement through consultation to conclude the following contract for abiding by.

Article 1 Products’ name, type, specifications, quality and unit price

1. Products’ name, type, specification and unit price

					Price Unit: (Yuan) RMB
	Name of Sub-item Equipment	Brand Specification and Model	Production Place and Manufacturer’s Name	Unit	Quantity	Price Unit	Total Value
1	Network Video Doorway Interphone	XP882C10D	Shenzhen Skyrise Technology Co., Ltd	Set	45	3000	135,000.00
2	Digital Doorway Interphone Control Software	VL2	Shenzhen Skyrise Technology Co., Ltd	Unit	45	2880	129,600.00
3	Network Video Indoor Interphone	XP862C7PT	Shenzhen Skyrise Technology Co., Ltd	Set	1350	1200	1,620,000.00
4	Digital Indoor Interphone Control Software	VL6	Shenzhen Skyrise Technology Co., Ltd	Unit	1350	1400	1,890,000.00
5	Network Video Wall Interphone	XP882C10W	Shenzhen Skyrise Technology Co., Ltd	Set	2	5880	11,760.00
6	Digital Intercom Management Station Software	V3.4	Shenzhen Skyrise Technology Co., Ltd	Unit	1	11950	11,950.00
7	Interphone Power Supply	XP18S8A	Shenzhen Skyrise Technology Co., Ltd	Unit	520	320	166,400.00
8	Network Central Management Interphone	XP880CM	Shenzhen Skyrise Technology Co., Ltd	Set	1	6837	6,837.00
9	Total Price of Equipment						3,971,547.00

Note:	The number of devices listed in the above price list is a tentative quantity, the number of actual installation in Peninsula • City Garden Project ii shall be regarded as the calculation basis when settling accounts. No adjustment shall be made for the contract price when the project is increased or reduced.

2. Products’ technical standard (including quality requirement):

1) Chinese National Standard or other Chinese standards which are generally accepted:

(1)	Commercial Building Cabling Standards EIA/TIA-569

(2)	Engineering Technical Specifications of Civil Closed-circuit Monitoring System GB50198-94

(3)	Construction Quality Acceptance Specification of Building Electrical Engineering GB50303-2002

(4)	Procedures and Requirements of Security & Protection Engineering GA-T75-94

Relevant provisions of the above are mainly adopted and implement according to relevant documents of the provinces/cities.

2)	Product Description

3)	All the products must be entirely new, certificate of origin and merchandise of the products should be supplied by Party B.

3.	Products’ price unit (Price of goods on the installation site or construction site)

Article 2 Technical Data of the Related Equipment of System

1. Functions and features of network video doorway interphone XP882C10D-IC

  Communication Protocol is in line with ITU Protocol Suite and SK1000 Community Visual Scheduling Agreement of Shenzhen Skyrise Technology Co., Ltd.
  Category 5 or above cable routing is adopted for digital signal transmission which is easy to install and modify.
  10" large-screen LCD display is adopted with Chinese LCD menu tooltip, friendly interface and convenient operation are supplied.
  With built-in high-definition video camera, sharp image can be taken day and night.
  Direct call with households and management center so as to achieve two-way intercom.
  Unlock with pressing unlock password at the doorway interphone or with LG/ID card.
  Remote unlock can be achieved through indoor interphone or management interphone.
  Public information released by the community can be shown.
  Transparent buttons with Auto EL Light.

Technical Data:

  10" high-definition LCD screen
  Audio S/N Ratio: no less than 40dB
  Video output: 1Vp-p/75
  Web camera: Sony 1/4 inch CCD wired infrared night-vision
  Minimum illumination: 0 Lux (with infrared light )
  Power supply: DC 12V
  Electric current: 450mA (static state) / 1350mA (dynamic state)
  Signal transmission form: 10/100 ETH
  Material: Aluminum material
  Overall dimension: L426mm × W208mm × H50mm
  Mounting Type: Column installation, door embed and wall mounted

Product Accessories

  Product instruction.
  Certificate of Approval and Warranty Cards.
  Screws and rubber stoppers.

Note: Product appearance can be designed according to Party A’s requirement.

2. Functions and features of network video indoor interphone extension XP862C7P:

  Category 5 or above cable routing is adopted for digital signal transmission which is easy to install and modify.
  Chinese language operator interface.
  Multiple sets of indoor interphone extension can be installed in one household.
  Polyphonic doorbell indicates that visitors come, beep tone of distinguishing caller location can be set.
  With caller display.
  Proactively monitor doorway interphone, talking with doorway main interphone (wall interphone) on the phone is allowed.
  With emergency alarm button access function, it is accessible with various types of alarm probes in the 4-8 defense area.
  Secondary calling function at the door of the household is supported.
  Video intercom with management host is allowed, management center and make compulsory call with households.
  Calling any extension indoor is allowed.
  With call transfer function, calling signal and message can be transferred to management center.
  Proactively monitor the image of unit doorway interphone.
  Controlling the unlocking of unit lock indoor by users is allowed.
  All kinds of information sent by the center can be received and searched.
  Design of hands-free calls.

Technical Data:

•	7" high-definition digital LCD screen
•	Audio S/N Ratio: no less than 42dB
•	Ring: Electronic ringtones ≥ 70dB
•	Call timing: Self-designate
•	Power supply: DC 12V
•	Electric current: 450mA (static state) / 950mA (maximum)
  Power supply mode: Centralized power supply
  Overall dimension: L220mm × W160mm × H45mm
  Mounting Type: Wall hanging

Product Accessories

  Product instruction.
  Certificate of Approval and Warranty Cards.
  Metal cladding.
  Screws and rubber stoppers.

Note: Product appearance can be designed according to Party A’s requirement. Choosing touch-tone or touch-screen doesn’t add unit price.

3. Network Video Central Management Interphone XP880CM

Functions & Features:

  Chinese language operator interface. With caller display
  Calling any indoor interphone and doorway interphone (wall interphone) is allowed, monitoring any indoor interphone (wall interphone) and remote controlling unlock is available.
  Sending public and individual information is supported.
  Receiving the alarm or calling of any household and storing events (including time, place and content) is available.
  Adoption of soft coding or automatic coding mode.
  Adding, altering, deleting or storing static address book is allowed.
  Households can set password independently.
  With call record function.
  Set terminal business type and permissions permission.
  Operation without PC is allowed.
  Versions query.
  Version update notification
  Remove the stitches compulsorily.
  Query terminal

Technical Data:

  Power supply mode: Self contained 12V power.
  Audio S/N Ratio: no less than 40dB
  5" high-definition LCD screen
  Ring: Electronic ringtones ≥ 70dB
  Electric current: 450mA (static state) / 1250mA (maximum)
  Mounting Type: Table type

Product Accessories

  Product instruction.
  Certificate of Approval and Warranty Cards.
  12V power supply.

Article 3 Contract Total Price

Contract total price is RBM 3.971547 million (¥3,971,547.00) . Adjustment is made on the contract total price according to the actual purchase amount in Peninsula • City Garden Project ii of Party A and the above price confirmed.

Itemized price of products listed in the contract total price and equipment price list already covers all the costs, fees and expenses required for Party B to fulfill all the contractual obligations stipulated in the contract, including but not limited to: equipment costs, various types of packaging costs, transport and freight fees, loss costs, spare parts fees, transport insurances, technical data charges, installation fees, on-site technical support service fees, management fees, profits and taxes, etc.

Value added tax of domestic sales link is already contained in the contract price of Party B, invoice of value added tax shall be made out by Party B to Party A during the payment of the price.

Article 4 Country of Origin and Manufacturer

1.	Country of origin: China

2.	Manufacturer: Shenzhen Skyrise Technology Co., Ltd

Article 5 Package

Products supplied must be properly packaged by Party B and suitable for long-distance transportation as well as comply with all the packaging conditions such as moisture-proof, damp-proof, shock-proof and rust-proof which are beneficial for safe transportation, in order to ensure products not to be damaged because of the above reasons, guarantee them to be arrived at installation or construction site save and sound. Any loss caused by improper packaging is undertaken by Party B.

Article 6 Packaging Printing

Package No., size, gross weight, net weight, hanging position and written expressions such as “This Side Up”, “Handle with Care” and “Keep Dry” must be printed on each package with fadeless paint by Party B.

Article 7 Products’ delivery unit, method and arrival location

1.	Products’ delivery unit: Shenzhen Skyrise Technology Co., Ltd

2.

Delivery method: Party B is responsible for transportation and insurance, unloading cost of site warehouse and insurance expenses of Party A are undertaken by Party B. Party B shall notice the time to port of goods to Party A 24 hours before delivery in order that Party A can make receiving preparation.

3.	Number of each purchase shall be noticed by Party A to Party B for preparing goods 50 days in advance in the written form.

4.	Arrival location: Designated locations by Party A.

5.	Risk transfer: Risk of goods is undertaken by Party B before Party A signs for the goods.

Article 8 Products’ delivery term of Party B

Party B shall delivery goods in line with written supply plan of Party A, but service must be two days in advance.

Article 9 Type of Payment

Party A pays 20% advance charge to Party B within 10 days after the two Parties sign a contract. Sum to the 80% of corresponding contract price shall be paid to Party B within 10 days when goods arrive at the designated locations by Party A and after signature recognition by Party A. Sum to 97% of contract total price within 20 days after the completion of installation and debugging as well as acceptance. The remaining 3% of contract price shall be used as warranty payment with two years’ warranty period. A lump sum shall be paid by Party A to Party B within 10 days when warranty period expires and after Party A's recognition of no quality issues that Party B shall undertake.

A written application for payment shall be offered by Party B to Party A, reports, acceptance certificate of goods delivered and implementation proof of other obligations stipulated in the contract shall be enclosed. Party B shall issue tax invoice to Party A according to the amount approved by Party A after the auditing and approval of Party A. Party A shall complete the payment upon receiving correct tax invoice from Party B.

Payment for goods shall be paid by means of transfer or commercial bills, payment of Party A shall be remitted into the designated bank account with the boundary of PRC on the advance notice of Party B. The payment is considered as valid as long as the payment is drawn from the bank account of Party A. Any bank charges relevant to the payment imposed on Party B by the deposit bank of Party B shall be undertaken by Party B. Any bank charges relevant to the payment imposed on Party A by the deposit bank of Party A shall be undertaken by Party A.

Article 10 Guarantee Terms

1.

Party B must guarantee that products supplied are made of first-class materials and technology, completely new and unused. Two years’ warranty period must be provided by Party B for the normal use of contract products under the condition of proper installation, normal operation and maintenance and in accordance with quality, specification and performance stipulated in the contract by both parties from the date of acceptance.

2.

Strict quality management and control shall be guaranteed by Party B in all the links such as design, purchase, manufacture, examination, painting, packaging, installation and debugging of the products provided.

3.	Satisfactory operational performance and service life for Party A shall be guaranteed by Party B under the condition of proper installation, normal operation and maintenance.

Article 11 Technical Paper

The following complete set of technical paper shall be provided to Party B accompanying with each batch of products:

1.	Product instruction.

2.	Product manufactured quality certificate and certificate of origin.

Article 12 Inspection & Acceptance

1.

Party B must carry out an accurate and overall inspection on quality, specification, performance and quantity of goods before delivering, and sign quality certificate to prove that goods comply with contractual specifications. This certificate is the final basis for quality, specification, performance and quantity of goods.

2.

If necessary, Party A intends to send staffs to the production plant to supervise during manufacturing process, or send staffs to the production plant to carry out pre-acceptance before sending out goods, Party B shall cooperate with Party A actively and provide convenience for the supervision and pre-acceptance work.

3.	Party B sends staffs to the site for inspecting with Party A when goods arrive.

4.	Products’ final acceptance.

Both Parties cosign an acceptance certificate upon the completion of goods installation and debugging and after passing the inspection by Party A. Acceptance delay caused by the construction party is not a responsibility of Party B. By this time, the occupation day of Party A’s building can be considered as the acceptance-pass day of the final products.

Article 13 Responsibility of Both Parties

1. Responsibility of Party A

(1)	Provide products supply plan to Party B as required in the contract and be responsible for the plan provided.

(2)	Carry out inspection and acceptance strictly on quality, quantity, specification and performance of products as required in the contract, and sign to identify products and settlement record.

(3)	Guide the construction according to the plan and installation provided by Party B strictly, and responsible for the loss caused by inappropriate construction.

(4)	Pay for Party B on time as stipulated in the contract.

2. Responsibility of Party B

(1)	Provide products under this contract timely in accordance with quality, specification, performance of goods as required in the contract and written plan provide by Party A.

(2)	Provide product instruction, product manufactured quality certificate and certificate of origin accompanying with each batch of products.

(3)

Responsible for product transportation, insurance and warehouse unloading at Party A’s construction site. And place the products in the warehouse at the construction site according to Party A’s requirement.

(4)	Responsible for products manufacturing and installation guide and guide site construction of Party A.

Article 14 Default Responsibility

1. Responsibility of Party A

(1)

Party A can not terminate the contract unilaterally without proper reasons since the contract takes effect after stamping by both Parties. Party A shall pay a penalty of 10% of contract total price to Party B.

(2)	Penalty of late payment of 1000 Yuan per day shall be paid by Party A to Party B and the loss of Party B shall be undertaken by Party A.

(3)

Loss of Party B caused by refusing to receive the goods which violates the contractual specifications shall be borne by Party A. However, goods delivered by Party B which don’t comply with contract agreed standard are not included.

(4)	Loss of Party B caused by not performing or partly not performing shall be borne by Party A.

2. Responsibility of Party B

(1)

Type, model, specification and quality of goods are not in accordance with contractual specifications shall be responsible for replacement by Party B and all the costs involved shall be undertaken by Party B, or else, Party has the right to terminate the contract, and all the losses caused to Party A by this shall be undertaken by Party B.

(2)

Penalty of late delivery of 1000 Yuan per day shall be paid by Party B to Party A and the loss of Party A shall be undertaken by Party B if there is any late delivery. Party A has the right to terminate the contract when the late delivery is over 20 days. Party B shall pay a penalty of 10% of the sum equivalent to contract total price to Party A when the contract expires. If the above penalty is not sufficient to make up for Party A’s loss, Party B needs to compensate according to Party A’s actual loss.

(3)

Party B shall guarantee to send staffs to the site to deal with problems within 8 hours upon receiving the notice from Party A. If Party B is late in presenting on the site, Party A has the right to employ a third Party to maintain. Costs and losses caused by this shall be undertaken by Party B. And Party A has the right to deduct those costs from the account of contract directly.

(4)

Party B can not terminate the contract unilaterally without proper reasons since the contract takes effect after signing. Party B shall pay a penalty of 10% of the sum equivalent to contract total price to Party A.

Article 15 Patent Right

Party B shall be responsible for all the possible infringement allegations involved in the patent right and defend Party A from or against such accusations.

Article 16 After-sale Service

Party B shall send staffs to Party A’s site to deal with problems and provide spare parts within 8 hours on receiving the notice from Party A under the condition of failure occurs and Party A can’t solve by themselves during or after the warranty period.

Article 17 Contract Dispute Resolution

Dispute produced during the implementation of the contract shall be solved by both Parties by negotiation, or solved by industrial and commercial administrative department located in the place where Party A is. If the negotiation fails, submit to the local people's court at the place of delivery to institute a proceeding. Outcome of the proceedings binds on both Parties. And the cost shall be borne by the losing Party.

Article 18 Others

Penalty, compensation and various economic loss demanded to pay according to the contractual specifications shall be paid up in accordance with the settlement method in this contract within 10 days after the definition of responsibilities. Or else, handle it according to late payment.

Article 19 Supplementary Provisions

The contract is in six copies of the same form, Party A holds four copies, Party B holds two copies. Other matters not settled by this contract shall be added through negotiations between the two Parties. Supplementary contract has the equivalent legal force with the original one. This contract comes into force immediately upon signature and stamping of company seal by legal representatives or authorized consignor of both Parties, and terminates when guarantee period expires since the completion of goods supply from Party B to Party A and settlement of all the costs by both Parties.

Party A: Shenzhen Nanhai Yitian	Party B: Shenzhen Skyrise Technology Co., Ltd
House Developing Co., Ltd

Registered legal address:	Registered legal address:

Legal representative:	Legal representative: Mingchun Zhou

Authorized consignor:Tianxiang Qin	Authorized consignor: Weibing Wang

Tel No.:	Tel No.:

Fax:	Fax:

Email:	Email:

Deposit bank:	Deposit bank:

Bank Account No.:	Bank Account No.:

Postal code:	Postal code: